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                                                                    Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                           State of Organization
------------------                           ---------------------
Summit Group of Scottsdale, Arizona, LLC     South Dakota
Summit Hospitality I, LLC                    Delaware
Summit Hospitality II, LLC                   Delaware
Summit Hospitality III, LLC                  Delaware
Summit Hospitality IV, LLC                   Delaware
The Summit Group of Detroit, Michigan, LLC   South Dakota